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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT


     AGREEMENT, made as of May 1, 2000, between Industrialex Manufacturing Corporation, a Colorado corporation ("Industrialex"), and Scott Robidart, residing at 9289 Gunbarell Ridge Road, Boulder, CO 80301 ("Employee").

                                   WITNESSETH:

     WHEREAS, Industrialex desires to employ the Employee and Employee desires to be employed by Industrialex upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

1.   EMPLOYMENT

     Industrialex hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of President and Chief Operating Officer of Industrialex, and report to the Chairman and Chief Executive Officer and serve at the pleasure of the board of directors.

2.   TERM

     The initial term of employment under this Agreement shall begin on May 1, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "Term" of this Agreement.

3.   COMPENSATION

     As compensation for the employment services to be rendered by Employee hereunder, Industrialex shall pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $120,000 or such higher amount as the chairman of the board or the chief executive officer or the board of directors of Industrialex may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to Industrialex's normal benefit programs in which Employee participates and subject to further adjustment as set forth on Exhibit A. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the usual practice of Industrialex. In addition, Employee may receive additional bonus compensation as may be awarded from time to time at the discretion of the chairman of the board or the chief executive officer of Industrialex


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with the approval of the board of directors of Industrialex, based on
Industrialex's overall performance.

     On May 1, 2000 or the date of your employment, Employee shall receive a grant of options to purchase 300,000 shares of Industrialex Common Stock with the following exercise prices: 100,000 shares with exercise price of $0.50 per share and 200,000 shares with exercise price equal to the fair market value on the day of Initial Public Offering of Industrialex Common Stock on CDNX. The options will vest according to a four year vesting schedule as follows: 25% of options vesting after 12 months from the date of grant and thereafter the remaining 75% of options vesting monthly (i.e. 1/36 per month) over a 36 months period and otherwise in accordance with the terms of Industrialex's stock option or equity compensation plan.

     On May 1, 2000 or the date of your employment, employee shall receive a loan in the amount of $130,000 in cash. This loan will bear an interest of 7% per annum and will be due on April 30, 2003. In the event that the employee remains employed in good standing by Industrialex be the loan's due date, the loan will be forgiven and there will be no obligation on the employee's part to repay the balance of the loan.

4.   EXPENSES

     Industrialex shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with Industrialex's policy and procedures related to travel and entertainment expenses.

5.   CAR ALLOWANCE

     Industrialex shall pay or reimburse Employee, a monthly car allowance of $400.00 to be paid through the first payroll check of each month.

6.   INSURANCE AND OTHER BENEFITS

     Employee shall be entitled to such vacations and to participate in and receive any other benefits customarily provided by Industrialex for its employees generally (including any profit sharing, pension, health insurance, dental coverage, life insurance, AD&D and short- and long-term disability in accordance with the terms of such plans) and including stock option and/or stock purchase plans, all as determined from time to time by the board of directors of Industrialex or appropriate committee thereof. Unused annual vacations may be carried over to the extent permitted by Company policy.

7.   DUTIES

     (a) Employee shall perform such duties and functions as the Chief Executive Officer of Industrialex or the board of directors of Industrialex shall from time to time



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determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such offers and such boards of directors.

     (b) Employee agrees to devote his entire working time, attention and energies to the performance of the business of Industrialex and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of Industrialex, except those duties or pursuits specifically authorized by the board of directors of Industrialex.

8.   TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION


     (a) Either Industrialex or Employee may terminate the Employee's employment hereunder at any time upon giving thirty (30) days prior written notice to the other party. If Employee voluntary terminates his employment, Employee shall not be entitled to any amounts or benefits hereunder other than the portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has accrued through the date of his termination of employment. If Industrialex terminates the Employee's employment hereunder without justifiable cause, as hereinafter provided, Employee's rights shall be those set forth in
Section 8(h).

     (b) Employee's employment hereunder may be terminated at any time upon written notice from Industrialex to the Employee if the board of directors of Industrialex determines that justifiable cause (as hereinafter defined) exists for such termination.

     (c) Employee's employment shall terminate upon:

          (i) the death of the Employee; or

          (ii) the "disability" of Employee (as hereinafter defined pursuant to subsection (d) herein).

     (d) For the purpose of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

     (e) For the purpose hereof, the term "justifiable cause" shall mean and be limited to: (i) any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement;
(ii) Employee's conviction (which,



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through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of Industrialex or any of its subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved; (iii) Employee's performance of any act or his failure to act, which if he were prosecuted therefor and convicted, would constitute a crime or offense involving money or property of Industrialex or any of its subsidiaries or affiliates, or which would constitute a felony in the jurisdiction involved;
(iv) any disclosure by Employee to any person, firm or corporation other than Industrialex or any of its subsidiaries or affiliates and its directors, officers and employees, of any confidential information or trade secret of Industrialex or its subsidiaries or affiliates or any other breach by Employee of any of the provisions of Sections 10, 11 or 12 hereof; (v) any attempt by Employee to secure any personal profit in connection with the business of Industrialex or any of its subsidiaries or affiliates; or (vi) the engaging by Employee in any business or activities other than the business of Industrialex and any of its subsidiaries or affiliates which interferes with the performance of his duties hereunder. Upon termination of Employee's employment for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has accrued through the date of his termination of employment.

     (f) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

     (g) Upon Employee's "disability," Industrialex shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (g) shall be effective on the date thirty (30) days after which Employee shall have received written notice from Industrialex of its election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 8(g), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided for in Section 6 hereof, provided that payment made to Employee pursuant to this Section 8(g) shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under any disability benefit plan or program of, or provided by Industrialex, and (ii) Industrialex shall have the right to hire any other individual or individuals to perform such duties and functions as Industrialex shall desire, including those duties heretofore performed by Employee.

     (h) Notwithstanding any provision to the contrary contained herein, in the event that employee's employment is terminated by Industrialex at any time during the Term of this Agreement for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of Industrialex in any such event, Employee shall be entitled to




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receive as liquidated damages and not as penalty, and Industrialex shall pay to
Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending six (6) months from the date that such termination occurs.

9.   REPRESENTATION AND AGREEMENT OF EMPLOYEE

     (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Industrialex.

     (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as Industrialex shall determine from time to time to obtain, or in connection with, Industrialex's sole discretion, Industrialex's obtaining life insurance for its benefit on the life of Employee.

10.  NON-COMPETITION

     (a) Employee agrees that during his employment by Industrialex (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 8(h) hereto), and for a period of three (3) years after the later to occur of the termination or expiration of Employee's employment hereunder (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, principal, corporate officer, director, trustee, licensor, or in any executive, management, supervisory, consultative, ownership capacity engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have connection with, any business, engage in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of Industrialex or any of its subsidiaries or affiliates which at the time of termination of Employee's employment, are being sold or provided or proposed to be sold or provided in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of Industrialex or its subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; provided, however, that (i) Employee may own securities of any corporation which is engaged in such business and is publicly owned and traded in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such corporation, and (ii) Employee may be employed in a capacity that does not involve executive, managerial, supervisory or consultation services, subject to the provisions of the next sentence of this Section 10(a) and Sections 11 and 12 hereof. In addition, Employee shall not, directly or indirectly, during the



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Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom Industrialex or its subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with Industrialex or its subsidiaries or affiliates or solicit, interfere with or entice from Industrialex or its subsidiaries or affiliates any employee (or former employee) of Industrialex or its subsidiaries or affiliates. Notwithstanding the foregoing, in the event Employee's employment hereunder is terminated by Industrialex for justifiable cause pursuant to Section 8(b) hereof, or by Employee pursuant to Section 8(a) hereof, the Non-Competitive Period shall continue through the expiration of the Term of this Agreement, and for three (3) years thereafter.

     (b) If any portion of the restrictions set forth in this Section 10 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

     (c) Employee acknowledges that Industrialex conducts business on a world-wide basis, that its sales and marketing prospects are continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of Industrialex and its subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period that such court deems reasonable.

     (d) The existence of any claim or cause of action by Employee against Industrialex or its subsidiaries or affiliates shall not constitute a defense to the enforcement by Industrialex or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

11.  INVENTIONS AND DISCOVERIES

     (a) Employee shall promptly and fully disclose to Industrialex, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Industrialex) during the period of his employment with Industrialex or any of its subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of Industrialex or any of its subsidiaries or affiliates known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

     (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Industrialex, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Industrialex any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto in



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Industrialex. Employee shall assist Industrialex in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter.

12.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

     (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Employee shall give Industrialex prior written notice of such required disclosure) or with the prior written consent of the President of Industrialex), to any person, firm or corporation, any confidential information acquired by Employee during the course of, or as an incident to, his employment hereunder, relating to Industrialex or any of its subsidiaries or affiliates, the directors of Industrialex or any of its subsidiaries or affiliates, any clients of Industrialex or any of its subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this Section 12(a), directly or indirectly, by Employee.

     (b) All information and documents relating to Industrialex and its subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of Industrialex and Employee shall use commercially reasonable best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession of control shall be returned and left with Industrialex.

13.  RIGHT TO INJUNCTION

     Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, Industrialex shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that Industrialex may recover by appropriate action the amount of the actual damage caused Industrialex by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement



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shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

14.  AMENDMENT OR ALTERATION

     No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

15.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Colorado applicable to agreements made and to be performed therein.

16.  CONSENT TO JURISDICTION

     Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Colorado, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a status in Colorado.

17.  SEVERABILITY

     The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

18.  NOTICES

     Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designated in writing to the other, and shall be deemed given as of the date of the delivery or mailing. 7. WAIVER OR BREACH

19.  WAIVER OR BREACH

     It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.



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20.  ENTIRE AGREEMENT AND BINDING EFFECT

     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns.

21.  SURVIVAL

     The termination of Employee's employment hereunder shall not affect the enforceability of Section 8, 9(a), 10, 11, 12, 13, 15 and 16 hereof, all of which shall survive such termination of employment or of this Agreement.

22.  NON-ASSIGNABILITY

     This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of Industrialex. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to Industrialex hereunder, and the obligations to be performed by Industrialex hereunder, may be assigned by Industrialex at any time without the consent of Employee to any successor of Industrialex.

23.  HEADINGS

     This Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              INDUSTRIALEX MANUFACTURING
                                               CORPORATION


                                              By:     /s/ Ahmad Akrami
                                                 ------------------------------
                                                  Name: Ahmad Akrami
                                                  Title:CEO

                                              EMPLOYEE


                                              By:     /s/ Scott Robidart
                                                 ------------------------------
                                                  Scott Robidart




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                                    EXHIBIT A




     ANNUAL BASE SALARY:

     Company's Revenue*                        Base Salary
     ------------------                        -----------

         Up to $7.0M                           $120,000
         $7.0M to $10.0M                       $125,000
         $10.0M and above                      $150,000


      ANNUAL BONUS:

 Company's Profit Before Tax and bonus calculation*    Bonus (% of base salary)
 -------------------------------------------------     ------------------------

         Up to 8%                                               0%
         9% to 14%                                             30%
         15% and above                                         45%




       * based on the Industrialex's year-end audited financial results.
         ---------------------------------------------------------------


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